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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    _________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   XTRA, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  MAINE                                     01-0346274
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(STATE OR OTHER JURISDICTION OF INCORPORATION)            (IRS EMPLOYER
                                                        IDENTIFICATION NO.)

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

      If this Form relates to the       If this Form relates to the
      registration of a class of debt   registration of a class of debt
      securities and is effective       securities and is to become effective
      upon filing pursuant to General   simultaneously with the effectiveness
      Instruction A(c)(1) please        of a concurrent registration
      check the following box. [X]      statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [_]

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                    33-65293

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                             NAME OF EACH EXCHANGE ON WHICH EACH
 TITLE OF EACH CLASS TO BE SO REGISTERED     CLASS IS TO BE REGISTERED
 ---------------------------------------     -----------------------------------

    7.125% SERIES C MEDIUM TERM NOTES              NEW YORK STOCK EXCHANGE
                DUE 2019

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

The material set forth in the section captioned "Description of Debt Securities of XTRA, Inc." in the Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement (No. 33-65293), filed with the Securities and Exchange Commission on May 19, 1997, the material set forth in the section captioned "Series C Medium Term Notes" in the Registrant's prospectus supplement dated May 19, 1997 and filed with the Securities and
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Exchange Commission on May 22, 1997, and Pricing Supplement No. 10 dated April
27, 1999 and filed with the Securities and Exchange Commission on April 29, 1999, are incorporated herein by reference.

ITEM 2.   EXHIBITS.
          --------

1. * Indenture, dated as of August 15, 1994, between the Registrant, XTRA Corporation ("Parent") and the First National Bank of Boston (filed with the Securities and Exchange Commission as Exhibits 4.1 to Parent's Current Report on Form 8-K dated August 15, 1994, and incorporated herein by reference).

2. * First Supplemental Indenture, dated as of September 30, 1994, to the Indenture identified in Exhibit 1 above, between the Registrant, Parent and the First National Bank of Boston (filed with the Securities and Exchange Commission as Exhibit 4.2.1 to Parent's Annual Report on Form 10-K for the year ended September 30, 1994, and incorporated herein by reference).

3. * Second Supplemental Indenture, dated as of May 16, 1997, to the Indenture identified in Exhibit 1 above, between the Registrant, the Parent and State Street Bank and Trust Company (filed with the Securities and Exchange Commission as Exhibit 4.2.2 to Parent's Annual Report on Form 10-K for the year ended September 30, 1997, and incorporated herein by reference).

4.   Form of 7.125% Series C Medium-Term Note Due 2019.

*    These exhibits have been previously filed.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                XTRA, INC.


Date:  August 27, 1999          By:   /s/ Thomas A. Giacchetto
                                      ------------------------------------
                                      Name: Thomas A. Giacchetto
                                      Title: Vice President and General Counsel

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